United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 18, 2023

Date of Report (Date of earliest event reported)

AGBA GROUP HOLDING LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-38909	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

AGBA Tower 68 Johnston Road Wan Chai, Hong Kong SAR	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 3601 8363

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.001 par value	AGBA	NASDAQ Capital Market
Warrants, each warrant exercisable for one-half of one Ordinary Share for $11.50 per full share	AGBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On April 18, 2023, the board of directors of AGBA Group Holding Limited (“AGBA” or the “Company”) approved the Company’s establishment of a share repurchase program (the “Repurchase Program”) authorizing the Company to purchase up to 1,000,000 of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”) with a maximum of $10,000,000 to be expended, from time to time until April 18, 2024, from the open market in accordance with applicable securities laws and regulations. Open market repurchases will be made in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The manner, timing and amount of any shares repurchases will be determined by the Company’s management in its discretion based on its evaluation of various factors, including the trading price of the Ordinary Shares, market and economic conditions, regulatory requirements and other corporate considerations. The Repurchase Program may be suspended or discontinued at any time.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGBA GROUP HOLDING LIMITED

By:	/s/ Shu Pei Huang, Desmond
	Name:	Shu Pei Huang, Desmond
	Title:	Acting Group Chief Financial Officer

Dated: April 18, 2023

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